UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 31, 2014

HF2 FINANCIAL MANAGEMENT INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation)	001-35848 (Commission File Number)	46-1314400 (IRS Employer Identification No.)

999 18th Street, Suite 3000, Denver, Colorado (Address of Principal Executive Offices)	80202 (Zip Code)

Registrant’s telephone number, including area code (303) 498-9737

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 31, 2014, HF2 Financial Management Inc., a Delaware corporation (the “Company”), ZAIS Group Parent, LLC, a Delaware limited liability company (“ZAIS”), and the current members of ZAIS entered into the First Amendment to Investment Agreement (the “Amendment”). The Amendment amends the Investment Agreement (the “Agreement”), dated September 16, 2014, among the Company, ZAIS and the current members of ZAIS, which was previously filed with a Current Report on Form 8-K filed on September 17, 2014, to replace the original HF2 designated Required Independent Director (as defined in the Agreement) with R. Bruce Cameron.

The foregoing description of the Amendment is not complete and is qualified by reference to the full text of the Amendment, which is attached hereto as Exhibit 2.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.2	First Amendment to Investment Agreement, dated October 31, 2014, among ZAIS Group Parent, LLC, HF2 Financial Management Inc., and the current members of ZAIS Group Parent, LLC.

Additional Information About the Transaction and Where to Find It

The Company has filed with the SEC a preliminary proxy statement on Schedule 14A on October 31, 2014 in connection with the stockholder vote on the proposed transaction, and intends to file a definitive proxy statement. STOCKHOLDERS OF THE COMPANY AND OTHER INTERESTED PERSONS ARE ADVISED TO READ THE COMPANY’S PRELIMINARY PROXY STATEMENT AND, WHEN AVAILABLE, THE COMPANY’S DEFINITIVE PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the acquisition. Stockholders also will be able to obtain a copy of the preliminary proxy statement and definitive proxy statement once available, and other relevant documents, without charge, at the SEC’s Internet site http://www.sec.gov or by contacting the Company’s secretary at HF2 Financial Management Inc., 999 18th Street, Suite 3000, Denver, Colorado 80202. As a result of the review by the SEC of the proxy statement, the Company may be required to make changes to its description of ZAIS or other financial or statistical information contained in the proxy statement.

Participants in Solicitation

The Company and its directors and officers and EarlyBirdCapital, Inc. (“EBC”) and Sandler O’Neill & Partners, L.P. (“SOP”), the underwriters of the Company’s initial public offering, may be deemed participants in the solicitation of proxies to the Company’s stockholders with respect to the proposed transaction. A list of the names of the Company’s directors and officers and a description of their interests in the Company is contained in the Company’s Annual Report on Form 10-K, which was filed with the SEC on March 31, 2014, and the preliminary proxy statement and will also be contained in the definitive proxy statement for the proposed transaction when available. EBC’s and SOP’s interests in the Company is contained in the Company’s Annual Report on Form 10-K, which was filed with the SEC on March 31, 2014, and the Merger and Acquisition Agreement by and among the Company, EBC and SOP, which is an exhibit to such report, and the preliminary proxy statement and will also be contained in the definitive proxy statement for the proposed transaction when available. Information about ZAIS and its officers and directors is contained in the preliminary proxy statement and will also be included in the definitive proxy statement for the proposed transaction when available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF2 Financial Management Inc.

Date: November 6, 2014	By:	/s/ R. Bradley Forth
R. Bradley Forth
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.2	First Amendment to Investment Agreement, dated October 31, 2014, among ZAIS Group Parent, LLC, HF2 Financial Management Inc., and the current members of ZAIS Group Parent, LLC.